Exhibit 99.1

Greater Tortue Ahmeyim Sale and Purchase Agreement Signed with BP Gas Marketing

February 12, 2020

DALLAS--(BUSINESS WIRE)--Feb. 12, 2020 -- Kosmos Energy (NYSE: KOS) (LSE: KOS) announced today that the company and its partners have signed a Sale and Purchase Agreement (SPA) with BP Gas Marketing Limited, a wholly owned subsidiary of BP plc. The SPA is for 2.45 million tonnes per annum (MTPA) of liquified natural gas (LNG) from Phase 1 of the Greater Tortue Ahmeyim project for an initial term of up to 20 years.

Following the signing of the SPA, Kosmos intends to book net proved reserves of approximately 100 million barrels of oil equivalent associated with Phase 1, as evaluated by the company’s independent reserve auditor Ryder Scott Company, LP. The company expects to book additional reserves when further phases of the Tortue project are sanctioned and sale and purchase agreements signed for the offtake volumes.

“The signing of the SPA is an important milestone in the Greater Tortue Ahmeyim project for the Governments ofMauritania and Senegal, SMHPM, Petrosen, BP and Kosmos,” said Todd Niebruegge, Senior Vice President and Head of the Mauritania-Senegal business unit at Kosmos Energy. “With the signing of this agreement, we have materially increased the proved reserve base of the company and the project remains on track to deliver first gas in the first half of 2022.”

“The SPA is another positive step forward for the Greater Tortue Ahmeyim project," saidNorman Christie, BP’s Regional President for Mauritania and Senegal. “We’re grateful to the Governments of Mauritania and Senegal for their continued commitment to this innovative project, as well as our partners SMHPM, Petrosen and Kosmos.”

Partners in the cross-border Greater Tortue Ahmeyim project, located offshore Mauritania and Senegal, include SMHPM, Petrosen, BP, and Kosmos.

About Kosmos Energy

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia, Sao Tome and Principe, and South Africa). Kosmos is listed on the New York Stock Exchange and London Stock Exchange and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2018 Corporate Responsibility Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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Source: Kosmos Energy Ltd.

Kosmos Energy Ltd.

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